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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: June 20, 2002

                          GLOBAL ASSET HOLDINGS, INC.

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               (Exact name of Registrant as specified in charter)

Florida                           011-15499                 55-0722193
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(State or Other             (Commission File No.)        (IRS Employer
Jurisdiction of                                          Identification No.)
Incorporation)

              11900 Biscayne Blvd., Suite 262, Miami, Florida 33181
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                    (Address of principal executive officers)

                                  305-503-8600
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                                   (Telephone)

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Item 1. Changes in Control of the Registrant

On June 20, 2002, Trans Voice L.L.C. ("LLC") purchased 5,600,000 shares of the Common Stock of Global Asset Holdings, Inc. (the "Company") from Trans Voice Investments, Ltd. for $1,120,000. The consideration is payable pursuant to an eight percent promissory note due June 24, 2004. As a result of the acquisition of these shares, LLC beneficially owns 53.3% of the outstanding shares of Common Stock of the Company. LLC is wholly owned by Trans Voice Investments, Inc. Each of Stanley Myatt and Martin Miller own 50% of the shares of Trans Voice Investments, Inc. and may be deemed control persons of the Company.




                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 28, 2002

                                            GLOBAL ASSET HOLDINGS, INC.
                                                       (Registrant)

                                            /s/ Irving Greenman
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                                            Irving Greenman, President